Exhibit 99.2

LOCK-UP AGREEMENT

April __, 2011

Sunrise Securities Corp.
641 Lexington Avenue, 25th Floor
New York, NY 10022

Rodman & Renshaw, LLC
1251 Avenue of the Americas, 20th Floor
New York, New York 10020

Re:           SMG Indium Resources Ltd. Lock-Up Agreement

Ladies and Gentlemen:

This letter agreement (this “Agreement”) relates to the public offering (the “Offering”) by SMG Indium Resources, Ltd., a company organized and existing under the laws of the State of Delaware (the “Company”), of units (the “Units”), with each Unit comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant (each, a “Warrant,” and collectively, the “Warrants”), each such Warrant exercisable to purchase one share of  Common Stock.  The Offering is governed by a certain Underwriting Agreement (the “Underwriting Agreement”), to be entered into by and among the Company, on the one hand, and Sunrise Securities Corp. and Rodman & Renshaw, LLC, as representatives of the several underwriters named therein (the “Representatives”), on the other.

In order to induce the Representatives to underwrite the Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives during the period from the date hereof until and through the date that is twelve months (12) months following the date of the final prospectus (the “Lock-Up Period”) filed by the Company with the Securities and Exchange Commission (the “SEC”) in connection with the Offering, the undersigned shall not:

(a)
offer, sell, assign, transfer, pledge, contract to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, or otherwise dispose of, directly or indirectly, any Units, shares of Common Stock, Warrants, shares of Common Stock underlying the Warrants, or other securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, Units, shares of Common Stock, Warrants, or any such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) (such shares or securities, the “Beneficially Owned Shares”);

(b)
establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Beneficially Owned Shares (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”)), or otherwise enter into any swap, hedge, derivative or other agreement, transaction or arrangement that transfers in whole or in part, the economic risk of ownership of any Beneficially Owned Shares, Units, shares of Common Stock, Warrants or other securities convertible into or exercisable or exchangeable for Common Stock, whether or not such agreement, transaction or arrangement is to be settled by delivery of cash, Beneficially Owned Shares, Units, shares of Common Stock, Warrants, other securities convertible into or exercisable or exchangeable for Common Stock, or other consideration; or

(c)	engage in any short selling of any Beneficially Owned Shares, Units, shares of Common Stock, Warrants, or other securities convertible into or exercisable or exchangeable for Common Stock.

If (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last 17 days of the Lock-Up Period or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Beneficially Owned Shares to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, the Beneficially Owned Shares for which the undersigned is the record holder and, in the case of Beneficially Owned Shares for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent or warrant agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Beneficially Owned Shares.

In addition, the undersigned hereby waives, from the date hereof until the expiration of the Lock-Up Period, any and all rights, if any, to request or demand registration pursuant to the Securities Act of any shares of Common Stock, Warrants, or other securities convertible into or exercisable or exchangeable for Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares, except, to the extent applicable, for any shares of Common Stock that are being registered pursuant to the registration statement filed in connection with the Offering (the “Selling Stockholder Registration Statement”).  In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop transfer orders with the transfer agent or warrant agent of the Common Stock with respect to any shares of Common Stock, Warrants, other securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares.

The undersigned hereby further agrees that, without the prior written consent of the Representatives, during the Lock-Up Period, the undersigned will not: (x) file or participate in the filing with the SEC of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of any Beneficially Owned Shares or (y) exercise any rights the undersigned may have to require registration with the SEC of any proposed offering or sale of any Beneficially Owned Share, except for such Beneficially Owned Shares that are subject to the Selling Stockholder Registration Statement, if applicable.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Beneficially Owned Shares in the transactions described in clauses (i) through (v) below without the prior written consent of the Representatives, provided that (1) the Representatives receive a signed lock-up agreement in the form hereof for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be and (2) any such transfer shall not involve a disposition for value:

(i)	as a bona fide gift or gifts;

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned;

(iii)	as a distribution to members, partners or stockholders of the undersigned;

(iv)	to any beneficiary of the undersigned pursuant to a will or other testamentary document or applicable laws of descent; or

(v)	to any corporation, partnership, limited liability company or other entity, all of the beneficial ownership interests of which are held by the undersigned or the immediate family of the undersigned.

For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.  Delivery of a signed copy of this letter by facsimile transmission or e-mail shall be effective as delivery of the original hereof.

[Remainder of page intentionally left blank. Signature page to follow.]

The undersigned hereby acknowledges that the execution, delivery and performance of this Agreement is a material inducement to the Representatives to complete the Offering contemplated by the Underwriting Agreement and that the Representatives (which shall each be a third party beneficiary of this Agreement) and the Company shall be entitled to specific performance of the undersigned’s obligations hereunder.  The undersigned hereby represents and warrants to the Representatives and the Company that the undersigned has the power and authority to execute, deliver and perform this Agreement, that the undersigned has received adequate consideration therefor, that the undersigned will indirectly benefit from the closing of the Offering contemplated by the Underwriting Agreement, and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms.  Upon request, the undersigned will execute any additional documents necessary in connection with enforcement of the terms hereof.  Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

Very truly yours,

/s/ William C. Martin
Name:	William C. Martin
Address:	254 Witherspoon St. Princeton, NJ 08542